UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On February 7, 2011, in connection with the Omnibus Agreement described below, Visa Inc. (the “Company”) entered into a Consent to Amendment of Loss Sharing Agreement (the “LSA Amendment “) with respect to the Loss Sharing Agreement dated as of July 1, 2007, among Visa U.S.A. Inc. (“Visa U.S.A.”), Visa International Service Association (“Visa International”), the Company and various financial institutions, as amended and restated in the Amended and Restated Loss Sharing Agreement dated as of December 16, 2008 (the “Loss Sharing Agreement”). The LSA Amendment amended the Loss Sharing Agreement to include each of the parties to the LSA Amendment as a party to the Loss Sharing Agreement, with the parties to the LSA Amendment other than Visa U.S.A. Inc., Visa International Service Association and the Company to be treated as “Contributing Members,” as that term is used in the Loss Sharing Agreement. A Form of the Loss Sharing Agreement was filed as Exhibit 10.12 to Amendment No. 1 to the Company’s July 2007 registration statement on Form S-4 (the “S-4”) and is incorporated herein by reference. A schedule identifying the parties to the Loss Sharing Agreement, after giving effect to the LSA Amendment, is filed as Exhibit 10.1 attached hereto.

On February 7, 2011, in connection with the Omnibus Agreement described below, the Company entered into a Consent to Amendment of Interchange Judgment Sharing Agreement (the “JSA Amendment”) with respect to the Interchange Judgment Sharing Agreement dated as of July 1, 2007, among Visa U.S.A., Visa International and various financial institutions, as amended and restated in the Amended and Restated Interchange Judgment Sharing Agreement dated as of December 16, 2008 (the “Interchange Judgment Sharing Agreement”). The JSA Amendment amended the Interchange Judgment Sharing Agreement to include each of the parties to the JSA Amendment as a Signatory to the Judgment Sharing Agreement. A Form of the Interchange Judgment Sharing Agreement was filed as Exhibit 10.11 to Amendment No. 1 to the Company’s July 2007 S-4 and is incorporated herein by reference. A schedule identifying the parties to the Interchange Judgment Sharing Agreement, after giving effect to the JSA Amendment, is filed as Exhibit 10.2 attached hereto.

Item 8.01	Other Events.

On February 7, 2011, the Company, Visa U.S.A., Visa International, MasterCard Incorporated, MasterCard International Incorporated and the other financial institutions party thereto entered into an Omnibus Agreement Regarding Interchange Litigation Judgment Sharing and Settlement Sharing (the “Omnibus Agreement”).

The Omnibus Agreement confirms and memorializes the signatories’ intentions with respect to the Loss Sharing Agreement, the Interchange Judgment Sharing Agreement and other agreements relating to certain interchange litigation relating to claims (together with the Loss Sharing Agreement and the Interchange Judgment Sharing Agreement, the “Sharing Agreements”) asserted based on

•	Certain alleged rules, policies, practices, procedures and activities of MasterCard International Incorporated and MasterCard Incorporated (collectively, “MasterCard”),

•	Certain alleged rules, policies, practices, procedures and activities of Visa U.S.A., Visa International and the Company (collectively, “Visa”), and

•	Certain alleged activities of Visa, MasterCard, and other signatories of the Omnibus Agreement as they relate to the foregoing rules, policies, practices, procedures and activities.

Under the Omnibus Agreement:

•

In the event of any settlement of any of the interchange litigation covered by the Omnibus Agreement, the monetary portion of any settlement would be divided into a MasterCard Portion and a Visa Portion, which are 33.3333% and 66.6667% respectively.

•

In the event of any monetary award in connection with any judgment that is assigned to any MasterCard-related claims in accordance with the Omnibus Agreement, Visa would have no liability for any portion of such monetary award.

•

In the event of any monetary award in connection with any judgment that is assigned to any Visa-related claims in accordance with the Omnibus Agreement, MasterCard would have no liability for any portion of such monetary award.

•

In the event that any judgment does not assign responsibility solely to conduct of or participation in the Visa payment system or solely to conduct of or participation in the MasterCard payment system, the liability for such monetary award with respect to such judgment shall be allocated into a MasterCard Portion and a Visa Portion, which are 33.3333% and 66.6667% respectively.

The Visa portion of a settlement or judgment covered by the Omnibus Agreement would be allocated in accordance with specified provisions of the Company’s retrospective responsibility plan (which has been disclosed previously), pursuant to which Visa generally would fund any payments through a reduction in its Class B share conversion rate and, if necessary, through contractual and corporate indemnity provisions provided by the financial institution members of Visa U.S.A.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Loss Sharing Agreement Schedule

10.2	Interchange Judgment Sharing Agreement Schedule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: February 8, 2011
	By:	/s/ Joseph W. Saunders
Joseph W. Saunders Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description
10.1	Loss Sharing Agreement Schedule

10.2	Interchange Judgment Sharing Agreement Schedule

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